SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2005

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA		19004

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
AMENDMENTS TO THE COMPANY'S BYLAWS ADOPTED AS OF APRIL 29,2005
AMENDMENT AND RESTATED EMPLOYEES STOCK INCENTIVE AND PERFORMANCE BASED COMPENSATION PLAN

ITEM 1.01	Entry into a Material Definitive Agreement.

An amendment and restatement of the Company’s stock option plan (now redesignated as the Employees’ Stock Incentive and Performance Based Compensation Plan, and referred to herein as the “Plan”), was adopted by the Company’s Board of Directors and, on April 28, 2005, by the Company’s shareholders. The Plan permits grants of options (both “incentive stock options” qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonqualified stock options), grants of stock settled stock appreciation rights, restricted stock awards, and restricted stock units (grants that constitute rights to receive stock in the future). Restricted stock awards may also be granted under special provisions of the Plan that provide for “performance-based” vesting, which may result in the compensation attributable to those grants being qualified as performance based compensation that is exempt from certain deduction limitations imposed under Code Section 162(m). A copy of the Plan is attached as Exhibit 10.1 to this Form 8-K.

The Plan increases the number of shares available for grants from the 5,500,000 share limitation prior to the restatement, to 6,250,000 shares. The Plan prohibits the grant of options and stock settled stock appreciation rights with respect to aggregate shares exceeding 100,000 to any one employee during any one calendar year. The Plan is administered by the compensation committee of the Company’s board of directors or by any other committee or committees that may be established by the board of directors to administer the Plan. The administrative committee for the Plan has general discretionary authority to make grants permitted under the Plan (and to include various terms and conditions or restrictions on those grants) so long as those grants are not in violation of any express limitations of the Plan and are not inconsistent with the terms and conditions for grants that are set out in the Plan. Grants made under the Plan are not transferable with certain exceptions, including transfers made pursuant to a court order that meets the requirements to be considered a “qualified domestic relations order” under the Code, and certain family transfers that may be permitted by the administrative committee for the Plan at its discretion.

Under the Plan, grants may be made to any employee of the Company or its subsidiaries and to members of the Company’s board of directors, even if not employees of the Company. The Plan will continue, unless terminated earlier, until December 31, 2014.

If restricted stock awards are granted subject to performance based vesting, the plan administrative committee will set the conditions which will result in vesting. Those specific conditions will consist of one or more objective, performance based targets or goals that will based on the performance criteria set out in the Plan, which can be determined by reference to the Company as a whole or any subsidiary or subdivision of the Company, and which include: earnings before interest, taxes, depreciation, and amortization; earnings before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; actual as opposed to budgeted departmental expense variance; new business production; product spread; premium growth; or any variations or combinations of the preceding business criteria. The establishment of goals is intended to be done in a manner that is consistent with applicable Treasury Regulations issued under Code Section 162(m).

The Plan’s administrative committee has the authority to amend the terms and conditions applicable to grants outstanding under the Plan after the date of grant provided such an amendment does not violate any of the express terms or limitations of the Plan, and provided such an amendment is not, absent the grantee’s consent, detrimental to the grantee. Such terms and conditions would include, without limitation, the method of payment for the shares subject to grant, acceleration of vesting, and extension of the term and/or the exercise period of the grant.

The Plan generally provides that grants that are not otherwise vested will (unless there is a contrary provision included in the grant agreement issued to the grantee) become vested if there is a change in control of the Company. A change in control of the Company will be deemed to have occurred if the individuals who are continuing directors cease to constitute a majority of the members of the Company’s board of directors, treating as such continuing directors those members who were members as of the date the restatement of the Plan was adopted and other members who become members thereafter whose election or nomination for election was supported by two thirds of those continuing directors on the board at the time the new member was nominated. A change in control of the Company also will occur if there is approval of a dissolution or liquidation of the Company, an agreement to sell or dispose of substantially all of the Company’s assets, approval of a merger or consolidation of the Company which will result in the Company’s shareholders (before the merger or consolidation) owning less than a majority of the voting power of the surviving entity after the merger or consolidation, or any acquisition of more than 50% of the voting power of the Company (not including acquisitions by persons who are affiliates of the Company, Company benefit plans, or persons who already own at least 15% of the Company).

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 29, 2005, the Company’s Board of Directors approved various amendments to the Company’s bylaws. A copy of the amendments is attached as Exhibit 3.1 to this Form 8-K.

The following is a description of the amendments:

	1.	Article I-1 was amended to delete the reference to the Company's registered office, since this is contained in the Company's Articles of Incorporation.

	2.	Article III-7 was amended to eliminate any reference to the Company's Chief Operating Officer, since it does not have one.

	3.	Article IV-1 was amended to provide that the number of directors shall be nine, or such other number as shall from time to time be determined by the Board of Directors or shall be as set forth in the notice of the meeting of shareholders calling for the election of a full Board of Directors.

	4.	Article IV-9(b)(iv) was amended to provide that current or former officers, as well as current or former directors, who became involved in various proceedings by reason of the fact that such person was a director or officer of the corporation, or serving in that capacity or as an employee, agent, partner or fiduciary of another entity at the request or for the benefit of the corporation, are covered by the indemnity provisions of the Bylaws. Previously, this Section of the Bylaws only referred to directors, although Article V, Section 9(c) of the Bylaws did give the Board of Directors the power to indemnify officers in the same manner as directors. A conforming amendment was also made to Section 9(c) of Article IV.

	5.	Article IV-9(h) was amended to provide that if any change in Pennsylvania law permits the Company, without the requirement of any further action by shareholders or directors, to limit further the liability of directors or officers, or to provide broader indemnification rights or rights to the advancement of expenses, than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited, and the rights to indemnification and the advancement of expenses shall be so broadened, to the extent permitted by law.

	6.	Article IV-10, which had provided that any Board committee, as well as the Board itself, has the power to nominate directors, was amended to provide that only Board committees with the authority to nominate directors can do so. The provision giving the Board the authority to nominate directors has been retained.

	7.	Article V-4, which had provided that the Chairman of the Board shall be the Chief Executive Officer, has been replaced by a provision which specifies that the Chief Executive Officer shall either be the Chairman of the Board or the President, as determined by the Board of Directors.

8.	The first sentence of Article V-5 was amended to delete the requirement that the Secretary shall attend all meetings of the Board and shareholders.

9.	Article IX-3, which had provided that notices shall be sent by mail, telegram or telecopy, was amended to provide that notices may also be sent by courier service, e-mail or other electronic communication.

10	Article X-1(b) was amended to correct a typographical error; the reference to Article X Section 9(a) of the Bylaws was changed to refer to Article X, Section 1(a) of the Bylaws. The provision in such Section which stated that the Board of Directors may not amend the Bylaws on any subject expressly committed to the shareholders by the terms of Section 1504 of the Pennsylvania Business Corporation Law was amended to state that the Board may effect such an amendment if permitted to do so under another Section of such Law.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following Exhibits are filed as part of this report.

Exhibit	Description
3.1	Amendments to the Company’s bylaws adopted as of April 29, 2005

10.1	Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

(Registrant)

Dated: April 29, 2005	By:	Craig P. Keller

Craig P. Keller
Executive Vice President, Secretary, Treasurer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing
3.1	Amendments to the Company’s bylaws adopted as of April 29, 2005	Furnished electronically herewith.

10.1*	Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan	Furnished electronically herewith.

*	Compensatory Plan or Arrangement, or Management Contract